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                                                                    EXHIBIT 99.3

                   [ECLIPSYS CORPORATION LETTERHEAD]

Contact:

Stephanie P. Massengill, Corporate Development & Communications (media)
(561)243-1457 - stephanie.massengill@eclipsys.com

Bob Vanaria, CFO (investors)
(561)266-2324 - investor.relations@eclipsys.com


ECLIPSYS COMPLETES ACQUISITION OF TRANSITION SYSTEMS

DELRAY BEACH, FL -- DEC. 31, 1998 -- Eclipsys Corporation (Nasdaq:ECLP) announces the completion of the acquisition of Transition Systems, Inc. (TSI, Nasdaq:TSIX), effective today. Shareholders of both companies approved the transaction on Dec. 30, 1998.

       Eclipsys is a leading provider of outcomes-focused healthcare information technology solutions, while TSI is the leading provider of healthcare outcomes-enhancement software and services.

       Prior to Eclipsys completing the TSI acquisition, TSI completed its acquisition of HealthVISION, a Santa Rosa, CA-based leading developer of integrated but separable clinical modules for healthcare providers.

       "This acquisition enables Eclipsys to continue to build on our accomplishments as "The Outcomes Company(TM), and take a dramatic leap forward in helping our customers balance and improve their integrated clinical, financial and customer-satisfaction outcomes," said Eclipsys President and CEO Harvey J. Wilson. "The acquired products complement our Sunrise(TM) product line and help us move forward the general availability of clinical products currently in development."

       Measured by customer base and revenues, this latest acquisition makes Eclipsys one of the top healthcare information technology companies in the industry. Eclipsys has one or more of its products in over 1,300 integrated health networks, medical centers and hospitals in North America, the United Kingdom, Western Europe, the Eastern Rim and Australia.

       Wilson noted that it is Eclipsys' policy to incorporate acquired companies into the mainstream company as soon as the acquisition is final. "We are a company founded on the principle that integration is a critical component to success. That is just as true of us as a company as it is of our products. We are extremely pleased to welcome these talented employees to the Eclipsys family."

                                     -MORE-

                            THE OUTCOMES COMPANY(TM)
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ECLIPSYS CORPORATION
ACQUISITION OF TSI FINALIZED
DEC. 31, 1998
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      Eclipsys Corporation is a Delray Beach, FL-based healthcare information-technology company providing integrated information software and service solutions to the healthcare industry, partnering with its customers to help them improve clinical, administrative and financial outcomes. The company's new Sunrise(TM) product line is a multi-tiered, browser-enabled suite of rules-oriented applications that provide real-time clinical decision support and emphasize direct physician knowledge-based order entry. Sunrise also supports managed care and multi-entity processing for IHN integrated combined business offices (CBOs). Products can be purchased in combination to provide an enterprise-wide solution or individually to address specific needs. Eclipsys also provides a wide range of outsourcing, remote processing and networking services to meet the information-technology needs of its customers.

      For more information, contact Eclipsys at investor.relations@eclipsys.com,
(561)266-2324.

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Statements in this news release concerning future results, performance or expectations are forward-looking statements. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks include risks relating to integration of the combined businesses and their products, uncertainties regarding future financial results and other risks described in the filings of Eclipsys or TSI with the Securities and Exchange Commission. Product and company names in this news release are trademarks or registered trademarks of their respective companies.